Contact:

INVESTORS
         Patrick Kelly
         United Community Financial Corp.
         pkelly@homesavings.com
         ----------------------
         330.742.0592

MEDIA                                       MEDIA
         Susan Stricklin                            C. Keith Swaney and Carol S. Porter
         United Community Financial Corp.           PVF Capital Corp.
         sstricklin@homesavings.com                 keith.swaney@parkviewfederal.com
         --------------------------                 --------------------------------
         330.742.0638 or 330.509.1456               carol.porter@parkviewfederal.com
                                                    --------------------------------
                                                    440.248.7171

                                                           FOR IMMEDIATE RELEASE


    UNITED COMMUNITY FINANCIAL CORP. REVISES TIMETABLE FOR PVF CAPITAL CORP.
                                   ACQUISITION


YOUNGSTOWN, OHIO (DECEMBER 17, 2007) The Office of Thrift Supervision has notified United Community Financial Corp. (Nasdaq: UCFC) that the Office of Thrift Supervision has suspended processing of the application for approval of the merger of PVF Capital Corp. (Nasdaq: PVFC) into UCFC, pending the results of the upcoming examination of UCFC's subsidiary, The Home Savings and Loan Company of Youngstown, Ohio. Consistent with the normal examination cycle, UCFC expects the examination of Home Savings by the Federal Deposit Insurance Corporation and the State of Ohio will commence in January 2008.

It is not expected that the merger can be completed before the end of the first quarter of 2008. In light of this, UCFC and PVF Capital Corp. will postpone their respective shareholder meetings for approval of the merger, and PVF Capital Corp. will hold its annual meeting of stockholders in early February 2008. At this time, UCFC and PVFC intend to continue to work towards completion of the merger as quickly as possible.

United Community Financial Corp. is an Ohio-based unitary thrift holding company. Its subsidiaries include The Home Savings and Loan Company and Butler Wick Corp. Home Savings has 39 full-service branches and six loan production offices located throughout Ohio and Western Pa., while Butler Wick has 19 offices and two trust office facilities within Northeastern Ohio and Western Pennsylvania. Additional information on United Community may be found on its web site: www.ucfconline.com.

PVF Capital Corp. is the holding company for Park View Federal Savings Bank, headquartered in Solon, Ohio, serving the Greater Cleveland area with 17 full-service branch offices. Additional information on the company may be found at www.parkviewfederal.com.

                                 # # # # # # # #

This communication shall not constitute an offer to sell or the solicitation of and offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of the securities under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

United Community has filed a Registration Statement on Form S-4 concerning the merger with the SEC, which includes the joint proxy statement that will be mailed to PVF Capital Corp.'s and United Community's shareholders. WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors can obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by United Community are available free of charge from the Secretary of United Community at 275 Federal Plaza, Youngstown, Ohio, telephone (330) 742-0500. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER. Copies of all recent proxy statements and annual reports of United Community are also available free of charge from United Community by contacting the company secretary.

United Community, PVF Capital Corp. and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the Merger. ADDITIONAL INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF UNITED COMMUNITY MAY BE OBTAINED THROUGH THE SEC'S WEBSITE FROM THE DEFINITIVE PROXY STATEMENT FILED BY UNITED COMMUNITY WITH THE SEC ON MARCH 23, 2007. ADDITIONAL INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF PVF CAPITAL CORP. MAY BE OBTAINED THROUGH THE SEC'S WEBSITE FROM THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2007 FILED BY PVF CAPITAL CORP. WITH THE SEC ON SEPTEMBER 13, 2007. Additional information about participants in the proxy solicitation and their interests in the transaction will be contained in the prospectus/proxy statement to be filed with the SEC.

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as "expect," "believe," "intend," "plan," "estimate," "may," "should," "will likely result," "will continue," "is anticipated," "estimate," "project" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to and involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those indicated in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in forward looking statements: (1) the businesses of United Community and PVF Capital Corp. may not be combined successfully or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with the governmental approvals of the merger; (5) the shareholders of United Community or PVF Capital Corp. may fail to approve the merger; (6) changes in general economic conditions, which could affect the volume of loan originations, deposit flows and real estate values, credit quality trends; (7) changes in laws, regulations or policies by government or regulatory agencies, (8) fluctuations in interest rates, (9) change in the demand for loans in the market areas that United Community and PVF Capital Corp. conduct their respective business, and (10) competition from other financial services companies in United Community's and PVF Capital Corp.'s markets. These statements include, but are not limited to, statements about United Community's and PVF Capital Corp.'s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts. United Community and PVF Capital Corp. caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. United Community and PVF Capital Corp. undertake no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.